================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (date of earliest event reported): September 4, 1998


                                BIOFARM, INC.***
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



    Nevada                        0-20317                        88-0270266
---------------           ------------------------           -------------------
(State or other           (Commission File Number)             (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)



                 1244 Main Street, Linfield, Pennsylvania 19468
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (610) 495-8413


      ***Name changed from Global Spill Management, Inc. on October 7, 1998

================================================================================

                             INTRODUCTORY STATEMENT

This Form 8-K filing supplements the Form 8-K filing by Global Spill Management, Inc. on March 6, 1998. The purpose of this supplemental filing is to render current the responses herein to Items 1, 2, 4, 7 and 8, as well as to manifest compliance with certain accounting matters set forth in an accounting memorandum sent to the registrant by the Commission and dated July 28, 1998.

Additionally, the registrant requests that the report of Coopers & Lybrand, dated November 18, 1997, for the two years and six months ended June 30, 1997, be withdrawn from the Form 8-K filing dated March 6, 1998.

On October 5, 1998, the shareholders of the registrant voted to change the name of the registrant to Biofarm, Inc. Such name change was filed with the state of incorporation on October 7, 1998.

On April 1, 1998, the registrant entered into a Stock Purchase Agreement, as amended, (the "Stock Purchase Agreement") with Litchfield Continental, Ltd., a British Virgin Island corporation ("Litchfield"), the parent of Biofarm, S.A., a Romanian pharmaceutical corporation. Pursuant to the Stock Purchase Agreement, the registrant agreed to acquire approximately 87% of the issued and outstanding shares of capital stock of Biofarm, S.A. On September 4, 1998, the Stock Purchase Agreement was amended to waive the requirement that the registrant obtain shareholder approval of the transaction. As a result of such amendment, on September 4, 1998, the registrant completed the acquisition of approximately 87% of the issued and outstanding shares of Biofarm, S.A.; and, on October 5, 1998, the nominees of Litchfield were elected to the Board of Directors of the registrant.

In consideration for the purchase of the shares of Biofarm, S.A., the registrant issued to Litchfield a convertible non-negotiable secured debenture (the "Debenture") in the principal sum of Six Million Four Hundred and Thirty Four Thousand Six Hundred Eighty One Dollars ($6,434,681). Therefore, Biofarm, S.A. is now a majority owned subsidiary of the registrant.

The Debenture provides that there is no interest due or payable on the principal sum and is non-negotiable and non-transferable. The Debenture is non-redeemable and does not represent a debt obligation of the registrant. The Debenture provides that, from time to time, for a period of five (5) years from the date of the Debenture, the holder thereof may convert a portion, but not less than 2.5%, of the original principal sum into shares of the registrant's Common Stock. The Debenture is convertible at the rate of 2% of the then issued and outstanding Common Stock of the registrant for each 2.5% of the principal sum of the Debenture that is converted. Therefore, and in accordance with the terms of the Debenture, if the entire principal sum of the Debenture is converted, the holder will own eighty percent (80%) of the registrant's issued and outstanding Common Stock based upon the number of shares thereof outstanding as of the date of conversion. The registrant has a sufficient number of shares of Common Stock authorized to permit the entire conversion. Such conversion is not permitted prior to January 31, 1999, is permissible thereafter for a period of five years from September 4, 1998, and is convertible only in increments of 2.5% of the principal amount of the Debenture. An additional maximum of 10% of the registrant's then issued and outstanding shares will be issued to Litchfield dependent upon the realization by Biofarm, S.A. of certain earnings increases (measured by the earnings of Biofarm, S.A. for the calendar year ended December 31, 1997).

Item 1.  Changes in Control of Registrant

Pursuant to a Proxy Statement dated September 21, 1998, the shareholders of the registrant, on October 5, 1998, voted to elect eight nominees of Litchfield to the Board of Directors of the registrant. The three previous directors of the registrant were not candidates for reelection. (See Item 2 hereinafter.)

Item 2.  Acquisition or Disposition of Assets

The registrant, on September 4, 1998, completed the transaction pursuant to which it acquired approximately 87% of the issued and outstanding shares of capital stock of Biofarm, S.A., a Romanian pharmaceutical manufacturer, from Litchfield. The registrant issued to Litchfield a convertible non-negotiable secured debenture in the principal sum of $6,434,681. Such Debenture is non-convertible prior to January 31, 1999, and thereafter only in increments of 2.5%. On October 5, 1998, the nominees of Litchfield to the Board of registrant were elected by vote of the registrant's shareholders.

Item 4.  Changes in Registrant's Certifying Accountant

The registrant, on September 4, 1998, completed the transaction pursuant to which it acquired approximately 87% of the issued and outstanding shares of capital stock of Biofarm, S.A., a Romanian pharmaceutical manufacturer, from Litchfield. The registrant issued to Litchfield a convertible non-negotiable secured debenture in the principal sum of $6,434,681. Such Debenture is non-convertible prior to January 31, 1999, and thereafter only in increments of 2.5%. On October 5, 1998, the nominees of Litchfield to the Board of registrant were elected by vote of the registrant's shareholders.

Inasmuch as the shareholders of Litchfield obtained thereby board and management (and potential voting) control of the registrant, for financial accounting purposes the acquisition of Biofarm, S.A. by the registrant will be accounted for as a reverse purchase in accordance with generally accepted accounting principles. Accordingly, the statement of financial condition and statements of operations and cash flow will reflect the historical balance sheet and activities of Biofarm, S.A. for all of the required reporting periods as well as the balance sheet of the registrant from October 5, 1998.

The then proposed acquisition of the capital stock of Biofarm, S.A. by the registrant has previously been reported in a Form 8-K filing dated March 6, 1998, the definitive acquisition is disclosed in the Proxy Statement, dated September 21, 1998, and the registrant is filing this additional (supplementing the filing on March 6, 1998) Form 8-K on or before 75 days from September 4, 1998, containing the audited financial statements of Biofarm, S.A. as of and for the nine-month period ended September 30, 1998, and as of and for the year ended December 31, 1997, and the relevant Exhibits.

Such Proxy Statement also solicited the affirmative vote of the shareholders of the registrant to the selection of BDO Binder GmbH as the certifying accountant for the registrant. Previously, such certifying accountant had been BDO Seidman, LLP (Philadelphia,

Pennsylvania).

Pursuant to Item 304(a)(2) of Regulation S-K, the appointment of BDO International during the interim three month period subsequent to the registrant's two most recent fiscal years as the principal accountant to audit the registrant's financial statements, which appointment became effective with the affirmative vote of the shareholders of the registrant on October 5, 1998, becomes a reportable event on this Form 8-K filing. Assuming BDO Seidman LLP to be an affiliate of BDO International, it is to be noted that the registrant consulted with BDO Seidman LLP prior to the definitive acquisition of 87% of Biofarm, S.A. on September 4, 1998, and prior to the shareholders' vote on October 5, 1998, to retain BDO International as independent Certifying Accountant, with respect to such matters as the accounting treatment to be accorded the acquisition of Biofarm, S.A. by the registrant; the financial statements to be filed by the registrant with its required Form 10-QSB filing for the quarter ended September 30, 1998 (given the September 4, 1998, acquisition date and October 5, 1998, date of election of the Litchfield nominees to registrant's board); the financial disclosures mandated by the reverse acquisition described above; the effect of the reverse acquiree having a fiscal period different from that of the former registrant; and the need to file a Form 8-K within 75 days of September 4, 1998, containing audited financial statements of Biofarm, S.A. for the period ended September 30, 1998. Finally, since the closing date (September 30, 1998) for the audit of Biofarm, S.A. preceded the selection of BDO International on October 5, 1998, and since PricewaterhouseCoopers had audited the financial statements of Biofarm, S.A. for the year ended December 31, 1997, it was determined that the latter should conduct the audit for the nine-month period ended September 30, 1998.

Item 7.  Financial Statements and Exhibits

         a) Financial Statements of Business Acquired

            There are filed herewith the unaudited financial statements of Biofarm, S.A. as of and for the nine-month period ended September 30, 1998, and as of and for the year ended December 31, 1997.

            The attached financial statements are included for informational purposes and do not comply with all of the requirements of Form 8-K and Regulation S-X. When the financial statements of Biofarm are audited and the independent auditors' report on them meet all the requirements of Rule 2-02 of Regulation S-X, the financial statements will immediately be refiled on an amended Form 8-K.

            One day prior to the required filing date for this Form 8-K, the Registrant was advised by PricewaterhouseCoopers (PWC) that the PWC opinion on the September 30, 1998 balance sheet and the related statements of operations and cash flows for the nine-month period then ended, would be qualified by virtue of a scope limitation relating to the real property owned by Biofarm, S.A. PWC had previously delivered to the Registrant the September 30, 1998, financial statements and had advised the Registrant that their opinion would be forthcoming in time to effect this 8-K filing.

            The PWC scope limitation results from a decision made by the Registrant to treat the real property owned by Biofarm, S.A. as having a zero value (fully depreciated). Such decision was prompted by a conference call initiated by PWC on November 12, 1998, in which call PWC advised the Registrant that the Coopers & Lybrand (the predecessor of PWC) audit report dated June 5, 1998, covering the year ended December 31, 1997, could not be relied upon because the financial statements included the appraised value of such real property. Thereafter, PWC concluded that its opinion on the nine-month period ended September 30, 1998, would be qualified and its December 31, 1997, opinion would have to be withdrawn.

            The Registrant, realizing that the appraisal method was used in the December 31, 1997 financial statements, because historical cost records relating to the real property costs and depreciation thereof were not available (the buildings having been constructed over thirty years ago during the period of the Communist regime in Romania, and Biofarm S.A. having been privatized in June 1997), advised PWC that a zero value (fully depreciated) for the real property was acceptable to the Registrant and that the Registrant would agree to such treatment retroactively. PWC then caused the September 30, 1997 financial statements to be prepared on such basis, having been apprised of the Registrant's decision on November 13, 1998.

            On November 17, 1998, when the Registrant proposed to file this Form 8-K and when the Registrant was advised by PWC that their opinion would be qualified due to a scope limitation at and for the period ended September 30, 1998. Additionally, PWC asked for assurance from the Registrant that, even with a scope limitation, the Registrant would not include the PWC audit opinion at September 30, 1998, and the Coopers & Lybrand audit opinion as of December 31, 1997, and for the year then ended, in any future 1933 Act filing by the Registrant.(PWC alluded to the need to obtain PWC's consent to the use of either such opinion in any future 1933 Act filing.) Notwithstanding the Registrant's acceptance of this condition, PWC continued to insist upon the scope limitation being included in the September 30, 1998, and December 31, 1997 reports. At this point, the Registrant concluded that PWC was adamant in its position that the opinion on the December 31, 1997 audit be withdrawn and that the September 30, 1998, audit be qualified.

            PWC had, of course, been previously notified that, on October 5, 1998, the shareholders of the Registrant had voted to appoint BDO International as auditors for the Registrant on a consolidated basis. Such engagement is to commence effective with the December 31, 1998 consolidated financial statements of the Registrant.

            Accordingly, the Registrant has determined to file this Form 8-K with the unaudited September 30, 1998, and December 31, 1997, financial statements and footnotes. Footnote 12 to the unaudited September 30, 1998 financial statements states: "Previously, the Company recorded property, plant and equipment at both historical cost and valuation. The Company has changed its method of accounting for property, plant and equipment to historical cost. The opening balance of retained earnings has accordingly been restated to record a prior period adjustment for a correction of an error."

         b) Pro Forma Financial Statements

            inapplicable (neither meaningful nor material)

         c) Exhibits
            there are filed herewith the following conformed copies of all relevant documents incident to the acquisition of Biofarm, S.A. by the registrant:

          Exhibits
          --------
               1   Stock Purchase Agreement, dated April 1, 1998
               2   Addendum to Stock Purchase Agreement, dated September 3, 1998
               3   Escrow Agreement, dated September 4, 1998
               4   Debenture, dated September 4, 1998
               5   Agreement between registrant and Suisse Capital Complex, Inc.
                    dated October 16, 1998
               6   Reaffirmation of Representations and Warranties, dated
                    September 3, 1998
               7   Assignment, dated September 2, 1998
               8   Post-Closing Agreement, dated September 4, 1998

Item 8.  Changes in Fiscal Year

On October 5, 1998, the registrant's Board of Directors approved a resolution to change the fiscal year from June 30 to December 31, effective December 31, 1998. The registrant's Form 10-K for the fiscal year ending December 31, 1998, will reflect such new fiscal period. As a result of the reverse acquisition described above, there will be no transition period included in such Form 10-K filing because there is no change in the fiscal period of the reverse acquiree. However, the fiscal period (June 30) of the previous registrant will change. The Form 10-K to be filed for the fiscal year ending December 31, 1998, will, therefore, be filed by Biofarm, Inc. (the registrant's name having also been changed by vote of its shareholders on October 5, 1998), with the relevant financials reflecting the historical balance sheet and activities of Biofarm, S.A. for all of the required reporting periods and the balance sheet of the registrant from October 5, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BIOFARM, INC.


                                         By: /s/ Keith D. Beekmeyer
                                             ----------------------------------
                                             Keith D. Beekmeyer
                                             Chairman


Dated: November 18, 1998

BIOFARM SA
FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 1998, AND
DECEMBER 31, 1997

CONTENTS                                                               Page


Balance sheets                                                            1

Statements of income                                                      2

Statements of cash flows                                                  3

Statements of changes in stockholders' equity                             4

Notes to the financial statements                                      5-13

BIOFARM SA
BALANCE SHEETS

--------------------------------------------------------------------------------

                                                                    September 30,            December 31,
                                               Note                          1998                   1997
                                                                -----------------       ----------------
                                                                         (In thousands of US Dollars)
Assets

Current assets
Cash and cash equivalents                                                     765                     145
Accounts receivable, net                          3                         1,292                     318
Inventories                                       4                         2,036                   1,839
Prepaid expenses and other current assets                                     192                     942
                                                                        ---------                --------

     Total current assets                                                   4,285                   3,244


Property, plant and equipment, net                5                         1,149                     825
                                                                        ---------                --------

     Total assets                                                           5,434                   4,069
                                                                        =========                ========

Liabilities

Current liabilities
Accounts payable                                                            1,004                   1,590
Current portion of capital lease obligation                                   119                       -
Taxes payable                                                                   -                     132
Other current liabilities                                                      42                      48
                                                                        ---------                --------

     Total current liabilities                                              1,165                   1,770

Capital lease obligations                                                     119                       -
Other liabilities                                                             443                       -
                                                                        ---------                --------

     Total liabilities                                                      1,727                   1,770

Commitments and contingencies                    11

Stockholders' equity

Common stock $0.24 and $0.59                                                8,558                   5,376
  nominal value per share, respectively;
  Authorized, issued and outstanding
  35,967,878 and 9,015,200 shares, respectively

Receivable from stockholders from
  issuance of common stock                                                 (2,214)                      -
Other additional capital                          9                           697                     697
Accumulated deficit                                                        (3,334)                 (3,774)
                                                                        ---------                --------

     Total stockholders' equity                                             3,707                   2,299
                                                                        ---------                --------

     Total liabilities and stockholders' equity                             5,434                   4,069
                                                                        =========                ========

    The accompanying notes are an integral part of these financial statements

BIOFARM SA
STATEMENTS OF INCOME

--------------------------------------------------------------------------------

                                            For the nine month period ended             For the year ended
                                             Note        September 30, 1998              December 31, 1997
                                                       --------------------           --------------------
                                                                (In thousands of US Dollars except
                                                                      for per-share amounts)
Net sales                                                             6,772                          6,752

Cost of sales                                                        (4,296)                        (4,304)
                                                                 -----------                     ----------

Gross profit                                                          2,476                          2,448

Selling, general and administrative                                  (1,301)                          (798)
Research and development                                                (43)                           (41)
                                                                 -----------                     ----------

Operating income                                                      1,132                          1,609

Non-operating expense                          10                      (106)                             -
Interest income                                                          40                              -
Interest expense                                                        (38)                           (50)
Net foreign exchange loss                                              (105)                          (161)
                                                                 -----------                     ----------

Income before income tax expense                                        923                          1,398

Income tax expense                              8                      (483)                          (258)
                                                                 -----------                     ----------

Net income                                                              440                          1,140
                                                                 ==========                      =========

Weighted average number of shares                                16,687,860                      9,015,200

Basic earnings per share:

As previously stated                                                                              USD 0.09
Prior period adjustment                                                                           USD 0.04
                                                                                                 ---------

Basic earnings per share                                           USD 0.03                       USD 0.13
                                                                 ==========                      =========

    The accompanying notes are an integral part of these financial statements

BIOFARM SA
STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                         For the nine month
                                                               period ended             For the year ended
                                                         September 30, 1998              December 31, 1997
                                                         ------------------            -------------------
                                                                   (In thousands of US Dollars)
Cash flows provided by operating activities:

Net income                                                              440                          1,140

Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                                        190                            149
   Provision for doubtful accounts                                       20                             11

Changes in working capital components:
   Accounts receivable                                                 (994)                          (122)
   Inventories                                                         (197)                          (451)
   Prepaid expenses and other current assets                            750                           (671)
   Accounts payable                                                      95                            (97)
   Other accruals                                                      (138)                            82
                                                                  ---------                       --------

Net cash provided by operating activities                               166                             41

Cash flows used in investing activities:

Fixed assets purchased                                                 (514)                          (524)
                                                                  ---------                       --------

Net cash used in investing activities                                  (514)                          (524)

Net cash provided by financing activities:

Dividends paid                                                            -                            (66)
Receivable from issuance of common stock                             (2,214)                             -
Issuance of common stock                                              3,182                              -
Repayment of short-term debt                                              -                            (93)
Receipt of other additional capital                                       -                            697
                                                                  ---------                       --------

Net cash provided by financing activities                               968                            538

Net change in cash and cash equivalents                                 620                             55
                                                                  ---------                       --------

Cash and cash equivalents at
   beginning of period                                                  145                             90
                                                                  ---------                       --------

Cash and cash equivalents at
   end of year                                                          765                            145
                                                                  =========                       ========

Cash paid during the year for:

Interest                                                                 38                             50
                                                                  =========                       ========

Income taxes                                                            637                            198
                                                                  =========                       ========

    The accompanying notes are an integral part of these financial statements

BIOFARM SA
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

--------------------------------------------------------------------------------

                                                                        Receivable        Other
                                                     Common Stock      from Stock-   Additional       Accumulated
                                      Note        Shares       Value       holders      Capital           Deficit         Total
                                      ----        ------       -----       -------      -------           -------         -----
                                                                                (In thousands of US Dollars)
Balance at December 31, 1996, as
   previously stated                             360,608       5,376            -             -            (3,558)        1,818

Prior period adjustment                12              -           -            -             -            (1,356)       (1,356)
                                              ----------       -----       ------       -------            ------        ------

Balance at December 31, 1996, as
   restated                                      360,608       5,376            -             -            (4,914)          462

Net income                                             -           -            -             -             1,140         1,140

Receipt of government grant            9               -           -            -           697                 -           697
Twenty-four-for-one
   stock split                         2       8,654,592           -            -             -                 -             -
                                              ----------       -----       ------       -------           -------        ------

Balance at December 31, 1997                   9,015,200       5,376            -           697            (3,774)        2,299

Net income                                             -           -            -             -               440           440

Issuance of common stock               13     26,952,678       3,182            -             -                 -         3,182
Receivable from stockholders
   from issuance of common
   Stock                               13              -           -       (2,214)            -                 -        (2,214)
                                              ----------       -----       ------      --------            ------        ------

Balance at September 30, 1998                 35,967,878       8,558       (2,214)          697            (3,334)        3,707
                                              ==========       =====       ======      ========            ======        ======

    The accompanying notes are an integral part of these financial statements

BIOFARM SA
NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1        DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Biofarm S.A. (the "Company" or "Biofarm") is a pharmaceutical manufacturer located in Bucharest, Romania. The Company's main business activity is the production and sale of natural medicinal products, for both pharmaceutical and veterinary use. These products are based on animal and vegetable raw materials, and are created for domestic and international consumption.

As of September 30,1998, the Company was majority owned by Global Spill Management, Inc., as US corporation listed on NASDAQ.

Basis of Accounting

The Company maintains its accounting records in Romanian Lei and prepares its statutory financial statements in accordance with the Regulations on Accounting and Reporting issued by the Ministry of Finance of Romania. The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Foreign Currency Translation

The Company's reporting currency is the United States dollar ("USD"). Due to the highly inflationary economy of Romania the financial statements of Biofarm have been remeasured as if the functional currency were the reporting currency. Accordingly, non-monetary balance sheet items which are recorded in currencies other than the USD have been remeasured at historical rates of exchange. Monetary balance sheet items which are recorded in currencies other than the USD have been remeasured at current rates of exchange. Exchange gains and losses arising from the remeasurement of monetary balance sheet items have been included in the statements of income. Exchange rates between the Romanian Lei ("ROL") and the USD were 9,378:1 and 8,023:1 as of September 30, 1998 and December 31, 1997, respectively.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the use of estimates and assumptions by management that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and reported amount for revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassifications

Certain balances included in the comparative financial statements have been reclassified to conform to the current year presentation.

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and in the bank as well as all highly liquid debt securities with an original maturity of less than three months from the date of purchase.

Supplemental Cash Flow Information

BIOFARM SA
NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Non-cash investing activities for the nine months period ended September 30, 1998 related to capitalized lease obligations incurred and totalled $187,000. There were no non-cash investing activities for the year ended 31 December 1997.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by using a weighted average cost method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation. Retirements of property, plant and equipment are recorded in the period they are sold or otherwise disposed of. Related gains and losses arising from these retirements are included in income.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets which are as follows:

Type                                                               Years
----                                                               -----

Buildings                                                        30 to 40
Equipment                                                         5 to 10
Motor vehicles                                                          5


Assets held under capital lease agreements are amortized over either the estimated useful life of the assets or the duration of the lease contract, whichever is shorter.


Pensions and Other Post Retirement Benefits

The Company does not sponsor any pension or other postretirement benefit plans for its employees.

All employees of the Company are members of pension plans sponsored by the Romanian government. In the normal course of business, the Company makes payments to the Romanian government for pensions on behalf of its employees. The social security and pension charges recorded by the Company were $389,000 and $363,000 for the period ended September 30, 1998 and the year ended December 31, 1997, respectively. The Company has no further obligations with respect to pension plans.


Revenue Recognition

Revenue is recognized when products are shipped to customers.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising costs expensed for the period ended September 30, 1998 and year ended December 31, 1997 were $7,000 and $11,000, respectively.

BIOFARM SA
NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Earnings Per Share and Dividends

Basic earnings per share are calculated by dividing income attributable to stockholders by the weighted average number of common stock outstanding for the period. There was no potential common stock outstanding as of September 30, 1998 and December 31, 1997. On April 14, 1997, a twenty-four-for-one stock split of the Company's common stock was effected in the form of a stock dividend, to shareholders on record as of that date. Accordingly, all historical weighted average share and per share amounts have been restated to reflect the stock split.

Under Romanian law, dividends may not be paid by the Company until it has positive retained earnings, based upon accounting records maintained in accordance with Romanian Accounting Regulations. Any dividends paid by the Company will be denominated in Romanian Lei.

Fair Values of Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable and payable and other current assets and liabilities approximate fair value due to the short-term maturities of these assets and liabilities.

Deferred Taxation

The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred income taxes reflect the future tax consequences of temporary differences between the tax bases of assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognised in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realised.

The Company does not provide deferred taxes for differences related to assets and liabilities that are remeasured from the local currency into the functional currency using the historical exchange rates that result from changes in exchange rates or indexing for tax purposes.


3        ACCOUNTS RECEIVABLE, NET

                                          September 30,          December 31,
                                                   1998                  1997
                                      -----------------     -----------------
                                                   (In thousands of USD)


Trade accounts receivable                         1,330                    336
Provision for doubtful accounts                     (38)                   (18)
                                              ---------              ---------

                                                  1,292                    318
                                               ========               ========

BIOFARM SA
NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

4        INVENTORIES
                                          September 30,          December 31,
                                                   1998                  1997
                                      -----------------      ----------------
                                                 (In thousands of USD)

Raw materials                                       847                    693
Work in progress                                    334                    140
Finished goods                                      765                    635
Packaging materials                                  90                    371
                                             ----------              ---------

                                                  2,036                  1,839
                                              =========               ========


5        PROPERTY, PLANT AND EQUIPMENT, NET

                                        Assets                      Buildings
                                         Under                            And      Machinery
                                       Capital     Construction      Building            And
Cost                                     Lease      in progress     Equipment      Equipment         Total
                                         -----      -----------     ---------      ---------         -----
At December 31, 1996                         -               79             -          4,384         4,463

Disposals                                    -              (68)            -              -           (68)

Additions                                    -                -             -            592           592
                                         -----            -----          ----         ------        ------

At December 31, 1997                         -               11             -          4,976         4,987

Disposals                                    -                -             -            (12)          (12)

Additions                                  187               40             -            287           514
                                         -----            -----          ----         ------        ------

At September 30, 1998                      187               51             -          5,251         5,489
                                         -----            -----          ----         ------        ------

Accumulated depreciation and amortization

At December 31, 1996                         -                -             -          4,013         4,013

Charge for the year                          -                -             -            149           149
                                         -----            -----          ----         ------        ------

At December 31, 1997                         -                -             -          4,162         4,162

Disposals                                    -                -             -            (12)          (12)

Charge for the period                       28                -             -            162           190
                                         -----            -----          ----         ------        ------

At September 30, 1998                       28                -             -          4,312         4,340
                                         -----            -----          ----         ------        ------

Net book amount

At September 30, 1998                      159               51             -            939         1,149
                                         =====            =====          ====         ======        ======

At December 31, 1997                         -               11             -            814           825
                                         =====            =====          ====         ======        ======

BIOFARM SA
NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

6        CREDIT FACILITY

As of September 30, 1998, the Company had an unused revolving line of credit with an international commercial bank to provide up to $300,000. Amounts borrowed on this line of credit are secured by the accounts receivable of the Company.


7        FINANCIAL RISK

Market Risk

The Romanian economy is in an early stage of market development, and there is a considerable degree of uncertainty surrounding the economy's future direction. The majority of the Company's customers, suppliers and operations are conducted in Romania, such that market risk exists with respect to the Company's activities in this country.

Currency Risk

The Company operates in a highly inflationary economy with significant currency depreciation. Accordingly, currency risk exists in respect to net monetary assets held in Romanian Lei. Material exchange restrictions and controls exist relating to converting Romanian Lei into other currencies. At present, there is no market for conversion of Romanian Lei into foreign currencies outside of Romania.

Assets and liabilities denominated in ROL (stated in thousands USD) are as follows:

                                           September 30,           December 31,
                                                    1998                   1997
                                       -----------------       ----------------

Monetary assets in ROL                            3,609                   3,043
Monetary liabilities in ROL                      (1,559)                 (1,526)
                                                -------                 -------

Net monetary position in ROL                      2,050                   1,517
                                                =======                 =======

Credit Risk

      The Company offers credit terms to its customers and is therefore exposed to risk of bad debt. The Company does not have any significant exposure to any single individual customer.


8         TAXATION

Income tax expense for the period ended September 30, 1998 and the year ended December 31, 1997 relates to income taxes paid in Romania.

The amount of losses to be carried forward for tax purposes are determined on the basis of the profit calculated in accordance with regulations issued by the Romanian Ministry of Finance. There were no losses brought forward and available to offset future taxable income as of September 30, 1998 and December 31, 1997.

Deferred income tax assets and liabilities as of September 30, 1998 and December 31, 1997 consist of the tax effects of temporary differences related to the following:

BIOFARM SA
NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                                                September 30,      December 31,
                                                         1998              1997
                                                -------------      ------------
                                                   (In thousands of US Dollars)

Deferred tax assets:
    Current:
       Inventory                                           18                 -
       Accounts payable                                    37                 9
       Other current liabilities                           18                 -
    Non-current:
       Property, plant and equipment                      255               319
                                                        -----             -----
              Total deferred tax assets                   328               328

Deferred tax liabilities
    Current:
       Accounts receivable                                 (7)                -
       Prepaid expenses and other current assets          (10)                -
    Non-current:
       Long-term receivables                               (3)                -
                                                        -----             -----
              Total deferred tax liabilities              (20)                -

Valuation allowance                                      (308)             (328)
                                                        -----             -----

Net deferred tax assets                                     -                 -
                                                        -----             -----

The following table summarizes the use of deferred tax assets for the period ended September 30, 1998 and December 31, 1997:

                                                September 30,      December 31,
                                                         1998              1997
                                                -------------      ------------
                                                   (In thousands of US Dollars)

Balance, beginning of period                              328               658
Net effect of temporary differences                        30                 9
Effect of inflation and currency depreciation             (50)             (339)
                                                         ----              ----

Balance, end of period                                    308               328
                                                         ====              ====

The net deferred tax asset for each period is fully offset by a valuation allowance, due to inflation and the continuing depreciation of the Romanian Lei. The Lei depreciated 50% during the year ended December 31, 1997, and depreciated a further 15% during the nine-month period ended September 30, 1998. This depreciation reflects the high rate of inflation present in the Romanian economy. Both inflation and currency depreciation are expected to continue in the foreseeable future, which may reduce the value of deferred tax assets. Accordingly, the Company has recorded a full valuation allowance against deferred tax assets for each period.

The statutory corporate income tax rate in Romania was 38% for both 1998 and 1997. The effective income tax rates recorded by the Company for the period ended September 30, 1998 and December 31, 1997 were 52% and 18%, respectively. The differences between the statutory and effective tax rates for each period are due to permanent timing differences, utilization of tax loss carry forwards, and temporary timing differences which were subject to a full valuation allowance.

BIOFARM SA
NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
9        OTHER ADDITIONAL CAPITAL

In November 1997, the Company received a grant of ROL 5.6 billion from the State Ownership Fund ("SOF"), representing proceeds received by the SOF in the Company's privatization. The Company has recorded this grant as an increase in capital, as such proceeds represent a financial incentive received from the government. Emergency Ordinance 37/1997 required the grant to be spent in the following priority:

i) payment of overdue debts and related interest or penalties which were recorded in the Company's books at June 18, 1995
ii)  financing of investments in progress which originated prior to June 18,
     1995
iii) working capital.


10       NON-OPERATING EXPENSE

          Non-operating expense of $106,000 represents penalties paid to the Romanian government in connection with a past violation of foreign exchange regulations.


11       COMMITMENTS AND CONTINGENCIES

Taxation

The taxation system in Romania is at an early stage of development and is subject to varying interpretations and changes, which may be retroactive. Although the actual tax due on a transaction may be minimal, penalties can be significant as they may be calculated based on the value of the transaction, and can be as high as 0.25% per day, plus interest. In Romania, tax periods remain open for tax audits for 5 years.

Authorizations

The Company's operations require authorizations to both produce and sell products and annual production authorizations from the Romanian Government. Recently, certain authorizations expired for significant products. The value of production of significant products for which authorizations had expired during the nine-month period ended September 30, 1998 and year ended December 31, 1997 amounted to $2.0 million and $1.9 million respectively.

Management believes it has taken the appropriate steps to obtain these authorizations, which they are confident of receiving in the near future. Further, management does not believe that expiration of these authorizations poses a significant operational risk to the Company in either the current or future periods.

Year 2000

The Company has not yet formally evaluated the impact of the year 2000 on its IT and non-IT business systems. Management has not yet determined an estimate of these costs.

BIOFARM SA
NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
Assets under Capital Lease

Future minimum lease payments as of September 30, 1998 for assets under capital lease are as follows:

Year ended                                                   (In thousands
September 30                                                of US Dollars)
------------                                                --------------

1999                                                                   119
2000                                                                   119
                                                                    ------

                                                                       238
                                                                    ======

12       PRIOR PERIOD ADJUSTMENT

Previously, the Company recorded property, plant and equipment at both historical cost and valuation. The Company has changed its method of accounting for property, plant and equipment to historical cost. The opening balance of retained earnings has accordingly been restated to record a prior period adjustment for a correction of an error.


13       COMMON STOCK

Subsequent to the General Meeting of Shareholders, held on April 14, 1998, approving the issue of 27,045,600 new shares at their nominal value of ROL 1,000 each with pre-emptive subscription rights for shareholders registered as of April 3, 1998, 26,952,678 new shares have been subscribed, with 30% of the value of shares subscribed paid by June 15, 1998, while the balance must be paid by December 31, 1998.


14       SUBSEQUENT EVENTS

Subsequent to year end, the National Bank of Romania rate of exchange weakened from USD 1 = ROL 9,378 at September 30, 1998 to USD1 = ROL 9,862 as of November 6, 1998.

On September 4, 1998, Litchfield Continental, Ltd. ("Litchfield") sold its 87% ownership interest in Biofarm to Global Spill Management, Inc. ("Global"), a US corporation listed on NASDAQ. On October 5, 1998, as a result of this transaction, Litchfield gained control of the board of directors and management of Global.